Exhibit 10.18

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 26, 2010 (this “Agreement”), is entered into by and among Casa Systems, Inc., a Delaware corporation (the “Company”), LGI Ventures BV, a company registered under the laws of the Netherlands (“LGIV”), SeaChange International, Inc., a Delaware corporation (“SeaChange”), and Summit Partners Private Equity Fund VII-A, L.P., a Delaware limited partnership, Summit Partners Private Equity Fund VII-B, L.P., a Delaware limited partnership, Summit Investors I, LLC, a Delaware limited liability company, and Summit Investors I (UK), L.P., a Cayman Islands exempted limited partnership (collectively, “Summit”). LGIV, SeaChange and Summit are collectively referred to herein as the “Investors” and, together with the Company, are referred to herein as the “Parties”).

WHEREAS, pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of July 6, 2005, by and between the Company and SeaChange (the “SeaChange Series A Purchase Agreement”), the Company sold, issued and delivered to SeaChange, and SeaChange purchased and accepted, 1,290,679 shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”);

WHEREAS, pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of June 26, 2009, by and between the Company and SeaChange (the “SeaChange Series B Purchase Agreement”), the Company sold, issued and delivered to SeaChange, and SeaChange purchased and accepted, 73,000 shares of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”);

WHEREAS, pursuant to that certain Registration Rights Agreement, dated as of July 6, 2005, by and between the Company and SeaChange, the Company and SeaChange set the terms and conditions of the registration rights granted to SeaChange by the Company in connection with SeaChange’s purchase of Series A Preferred Stock pursuant to the SeaChange Series A Purchase Agreement, which Registration Rights Agreement was amended on June 26, 2009, to, among other things, provide that such registration rights would also apply to the Series B Preferred Stock purchased by SeaChange pursuant to the SeaChange Series B Purchase Agreement (as amended, the “SeaChange Registration Rights Agreement”);

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of June 26, 2009, by and among the Company, LGIV and UPC Broadband Operations B.V., a company registered under the laws of the Netherlands (the “LGIV Series B Purchase Agreement”), the Company sold, issued and delivered to LGIV, and LGIV purchased and accepted, (i) 279,018 shares of Series B Preferred Stock and (ii) a Stock Purchase Warrant, dated June 26, 2009 (the “Warrant”), to purchase from the Company, up to an aggregate of 396,431 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”);

WHEREAS, pursuant to that certain Registration Rights Agreement, dated as of June 26, 2009, by and between the Company and LGIV (the “LGIV Registration Rights Agreement”), the Company and LGIV set the terms and conditions of the registration rights granted to LGIV by the Company in connection with LGIV’s purchase of Series B Preferred Stock and the Warrant;

WHEREAS, pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Summit (the “Summit Series C Purchase Agreement”), the Company is selling, issuing and delivering to Summit, and Summit is purchasing and accepting, 3,859,200 shares of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”);

WHEREAS, the Company has agreed to grant certain registration rights to Summit in connection with its purchase of Series C Preferred Stock, and the Company, SeaChange, LGIV and Summit desire to enter into this Registration Rights Agreement to reflect such rights and supersede each of the SeaChange Registration Rights Agreement and the LGIV Registration Rights Agreement; and

WHEREAS, this Agreement terminates and supersedes each of the SeaChange Registration Rights Agreement and the LGIV Registration Rights Agreement, and sets forth the registration rights of each of the Investors, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Certain Definitions. Certain capitalized terms used in this Agreement and not defined in this Section 1 are defined elsewhere in this Agreement. As used in this Agreement, the following terms shall have the meanings indicated:

“Affiliate” of any Person means any other Person who, directly or indirectly, controls, is controlled by or is under common control with such first Person.

“Board of Directors” means the board of directors of the Company (or any committee thereof authorized to take action with respect to matters contemplated by this Agreement), as constituted from time to time.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended, as the same shall be in effect from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means (i) shares of Common Stock that are issued or issuable upon conversion of shares of (A) Series B Preferred Stock purchased under the LGIV Series B Purchase Agreement, (B) Series A Preferred Stock purchased under the SeaChange Series A Purchase Agreement, (C) Series B Preferred Stock purchased under the SeaChange Series B Purchase Agreement and (D) Series C Preferred Stock purchased under the Summit Series C Purchase Agreement, (ii) the Warrant Shares, and (iii) all other shares of Common Stock held by Holders (or any of them) at any time, including without limitation any shares of Common Stock acquired (or which may be acquired upon the exercise or conversion of securities) by a Holder pursuant to any warrant, preemptive right, right of first refusal or otherwise, and including any shares of Common Stock issued as a result of stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

“Free Writing Prospectus” means each “free writing prospectus” within the meaning of Rule 405 promulgated by the Commission under the Securities Act.

“Holder” means an Investor and any Permitted Transferee (as defined in Section 22) of an Investor hereunder, for so long as such Person owns Registrable Shares.

“Maximum Number of Shares” means, with respect to any underwritten offering, the maximum number of shares of Common Stock (including Registrable Shares) that the managing underwriter(s) advise the Company can be included in such offering without having an adverse effect on the marketing of such offering, including the price at which the shares can be sold.

“Other Shares” means shares of Common Stock (or securities convertible into or exercisable for Common Stock) that are held by Other Stockholders.

“Other Stockholders” means holders of Common Stock (or of securities convertible into or exercisable for Common Stock) that have obtained registration rights from the Company outside of this Agreement.

“Person” means an individual, entity, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Shares” means, as of the date of determination, shares of (A) Series B Preferred Stock originally issued pursuant to the LGIV Series B Purchase Agreement, (B) Series A Preferred Stock originally issued pursuant to the SeaChange Series A Purchase Agreement, (C) Series B Preferred Stock originally issued pursuant to the SeaChange Series B Purchase Agreement and (D) Series C Preferred Stock originally issued pursuant to the Summit Series C Purchase Agreement.

“prospectus” means the prospectus related to any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 415), as amended or supplemented by any amendment (including post-effective amendments), pricing term sheet, Free Writing Prospectus or prospectus supplement, and all documents and materials incorporated by reference in such prospectus.

“Registrable Shares” means any Common Shares that are owned by a Holder; provided, that any particular shares will cease to be Registrable Shares: (i) if and when such shares have been registered under the Securities Act pursuant to an effective Registration Statement and disposed of in accordance with such Registration Statement; (ii) if and when such shares have been disposed in compliance with the requirements of Rule 144; (iii) upon any sale in any manner to a Person which is not entitled to the rights under this Agreement; or (iv) for purposes of Sections 4 and 6 of this Agreement, at such time, following an initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement, as such shares represent less than 1% of the Company’s total outstanding Common Stock and become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act; provided, however, with respect to clause (iv), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company. For purposes of this defined term “Registrable Shares,” a Holder shall be deemed to own any Common Shares that are issuable, on the date of determination, upon conversion of any Preferred Shares owned by such Holder.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 4, 5 and 6, including all registration and filing fees, costs and expenses associated with the listing of any Common Stock on any securities exchange, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees incident to any review by the Financial Industry Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for all Holders of Registrable Shares included in any Registration Statement, but excluding any Selling Expenses.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule promulgated by the Commission.

“Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

“Selling Expenses” means, in connection with any sale of Registrable Shares, all underwriting discounts and selling commissions incurred by the Holder(s) of such Registrable Shares.

“Special Counsel” means Baker Botts L.L.P., Choate, Hall & Stewart LLP, or such other law firm of national reputation as may be selected by the Holder owning the highest percentage of the Registrable Shares to be included in a Registration Statement.

“Warrant Shares” means shares of Common Stock issued upon exercise of the Warrant.

2. Legend. The Parties agree and acknowledge that upon issuance by the Company of any shares pursuant to the SeaChange Series A Purchase Agreement, the SeaChange Series B Purchase Agreement, the LGIV Series B Purchase Agreement, the Warrant or the Summit Series C Purchase Agreement all certificates evidencing such shares (and any shares issued upon conversion or exercise thereof) shall bear a legend (the “Legend”), prominently stamped or printed thereon, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT AND ALL SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

The Company covenants and agrees that, upon request, it will remove the Legend from any such shares upon the earlier to occur of: (i) in the case of Common Shares, once such shares are registered under the Securities Act; or (ii) in the case of Common Shares or Preferred Shares covered by a Legend, promptly following the Company’s receipt of an opinion of counsel satisfactory to the Company (it being agreed that Baker Botts L.L.P. or Choate, Hall & Stewart LLP shall be satisfactory to the Company for this purpose) to the effect that such shares may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares or Common Shares (other than under the circumstances described in Sections 4, 5 or 6) owned by a Holder, such Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Baker Botts L.L.P. or Choate, Hall & Stewart LLP shall be satisfactory for this purpose) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon such Holder shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer by the Investor to an Affiliate of the Investor. Notwithstanding the foregoing and subject to the restrictions contained in Section 22, Preferred Shares or Common Shares owned by a Holder may not be transferred to a Competitor (as such term is defined in the Second Amended and Restated Investor Rights Agreement, by and among the Company, SeaChange, LGIV and Summit, dated on or around the date hereof, as amended and/or restated from time to time). Each certificate for Preferred Shares or Common Shares transferred as above provided shall bear the Legend, except that such certificate shall not bear the Legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the Legend prescribed by Section 2 in accordance with the provisions of that Section.

4. Required Registration.

(a) At any time after the earliest of (i) six months after the Company’s initial registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective and (ii) six months after the Company shall have initially become a reporting company under Section 12 of the Exchange Act, a Holder with a demand registration right (as set forth in Section 4(c)) may, by written notice to the Company (a “Demand Request”), request the Company to prepare and file a registration statement registering all or a portion of the Registrable Shares owned by such Holder under the Securities Act on an appropriate form under the Securities Act (a “Demand Registration Statement”), in each case, for the type of offering contemplated by the Demand Request (which may include an offering to be made on a delayed or continuous basis under Rule 415, if the Company is then permitted to rely upon such Rule), provided that the Registrable Shares for which registration has been requested shall constitute at least 20% of the total Registrable Shares held by such Holder issued and outstanding as of the date hereof if such Holder shall request the registration of less than all Registrable Shares owned by such Holder (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000). For purposes of this Section 4 and Sections 5, 6, 15 and 18, solely for purposes of determining a percentage of Registrable Shares then outstanding, as of any date of determination, there shall be deemed outstanding the Warrant Shares and all Common Shares into which any Preferred Shares or other securities owned by a Holder are then exercisable or then convertible, as the case may be; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; and provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the Holders shall be entitled to (i) in the case of Preferred Shares, to sell such shares to the underwriters for conversion into shares of Common Stock which are then sold in the offering or (ii) in the case of Preferred Shares and the Warrant, make the conversion or exercise thereof, as the case may be, contingent upon the Registration Statement for the offering being declared effective and the underwriting agreement being signed by the underwriters. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 120 days after the effective date of a Registration Statement filed by the Company solely for the account of the Company covering a firm commitment underwritten public offering in which the Holders shall have been entitled to join pursuant to Section 5 or Section 6 and in which there shall have been registered all Registrable Shares as to which registration shall have been requested.

(b) Following receipt of any Demand Request under this Section 4, the Company shall immediately notify (each such notice, a “Demanded Registration Notice”) all Holders of Registrable Shares (if any) from whom the applicable Demand Request was not received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such Demanded Registration Notice, the number of Registrable Shares specified in such Demanded Registration Notice (and in all notices received by the Company from other Holders within 30 days after the date of the Demanded Registration Notice). If such method of disposition shall be an underwritten public offering, Holders of a majority of the Registrable Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(c) The Company shall be obligated to register Registrable Shares pursuant to this Section 4 on only two occasions where the Demand Request is initiated by Summit, two occasions where the Demand Request is initiated by SeaChange and two occasions where the Demand Request is initiated by LGIV, provided, however, that such obligation shall be deemed satisfied when a Registration Statement covering all Registrable Shares specified in a Demand Request (and all notices in response to a Demanded Registration Notice) received by the Company shall have become effective and, (A) if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto or (B) if such method of disposition is not a firm commitment underwritten public offering, such Registration Statement has remained effective for a period of not less than 120 days (such 120-day period to be tolled during any period in which the prospectus included in a Registration Statement may not be used under the circumstances described in Section 7(a)(vi) or Section 17(c)) or, if shorter, until such time as all shares covered thereby have been sold pursuant thereto.

(d) The Company shall be entitled to include for sale in any Demand Registration Statement, whether for its own account or for the account of Other Stockholders, in accordance with the method of disposition specified in the applicable Demand Request, shares of Common Stock. If such method of disposition shall be an underwritten offering and the managing underwriter(s) advises the Company in writing that the number of Registrable Shares and Other Shares proposed to be registered exceeds the Maximum Number of Shares, then the following “cutback” rules shall apply: there will be included in such registration (x) first, (I) if the applicable Demand Request was made by Summit or LGIV in accordance with the provisions hereof, the shares requested to be included by the Holders, which shares shall be allocated, if the aggregate number of such shares exceeds the Maximum Number of Shares, pro rata among all Holders on the basis of the number of shares each Holder had originally requested to include in such registration, (II) if the applicable Demand Request was made by SeaChange in accordance with the provisions hereof and the aggregate number of shares requested to be included by SeaChange and Summit exceeds the Maximum Number of Shares, the shares requested to be included by SeaChange and Summit, which shares shall be allocated pro rata among SeaChange and Summit on the basis of the number of shares each such Holder had originally requested to include in such registration, and (III) if the applicable Demand Request was made by SeaChange in accordance with the provisions hereof and the aggregate number of shares requested to be included by SeaChange and Summit does not exceed the Maximum Number of Shares, the shares requested to be included by SeaChange and Summit, and then the shares requested to be included by LGIV to the extent that such shares of LGIV may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, (y) second, to the extent that any additional shares of Common Stock may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, the shares of Common Stock that the Company proposes to issue for its own account, the number of which shares may not exceed the difference between the Maximum Number of Shares and those shares proposed to be included pursuant to clause (x); and (z) third, to the extent that any additional shares of Common Stock may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, the shares of Common Stock that the Company proposes to issue for the account of any Other Stockholder pro rata among such Persons on the basis of the number of shares such Persons had originally requested to include in such registration. If a Demand Registration

Statement involves an underwritten offering of Registrable Shares, then the Company and/or any Other Stockholders whose shares are included in such Demand Registration Statement shall sell their shares in the underwritten offering on the same terms and conditions as those applicable to the Registrable Shares. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of Other Stockholders, from the date of receipt of a Demand Request until the completion of the period of distribution of the registration contemplated thereby.

(e) Notwithstanding anything to the contrary contained herein, at any time prior to the effective time of a Demand Registration Statement, the Holder that submitted the Demand Request in respect of such registration statement may request withdrawal of, and the Company shall withdraw, such Demand Registration Statement. Any withdrawn Demand Registration Statement shall count towards one of the demand registrations of such Holder referred to in the first sentence of Section 4(c), unless the Holder(s) reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with the preparation and filing of such withdrawn Demand Registration Statement (insofar as such expenses relate to the registration of Registrable Shares).

(f) The right of any Holder to initiate a Demand Request shall automatically terminate if such Holder no longer owns any Registrable Shares.

5. Incidental Registration.

(a) If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the offer and sale of restricted shares to the public), each such time the Company will give written notice to all Holders of Registrable Shares of its intention so to do. Upon the written request of any such Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of such Holder’s Registrable Shares, the Company will use its best efforts, subject to Section 5(b), to cause all the Registrable Shares as to which registration shall have been so requested to be included among the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder of such Registrable Shares so registered.

(b) In the event that any registration pursuant to this Section 5 shall involve an underwritten public offering of Common Stock and the number of shares proposed to be included therein exceeds the Maximum Number of Shares, then the following “cutback” rules shall apply:

(i) If the registration was originated by the Company for a primary offering, then there will be included in such registration: (x) first, all of the shares of Common Stock that the Company proposes to issue for its own account; and (y) second, to the extent that any additional shares of Common Stock may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, the shares proposed to be included by all Holders, if any, which shares shall be allocated, if the aggregate number of shares proposed to be included by clause (x) and this clause (y) exceeds the Maximum Number of Shares, pro rata among such Persons on the basis of the number of shares such Persons had originally requested to include in such registration; and (z) third, to the extent that any additional shares of Common Stock may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, the shares proposed to be included by the Other Stockholders, if any, allocated pro rata among such Persons on the basis of the number of shares such Persons had originally requested to include in such registration;

(ii) If the registration was originated by a Holder, then there will be included in such registration: (x) first, all of the shares of Common Stock that each Holder proposes to register, which shares shall be allocated, if the aggregate number of shares exceeds the Maximum Number of Shares, in accordance with clause (x) of the second sentence of Section 4(d) above; (y) second, to the extent that any additional shares of Common Stock may be included in such registration without the amount of registered securities thereunder exceeding the Maximum Number of Shares, those shares of Common Stock proposed to be registered by the Company; and (z) if such number of shares described in the foregoing clauses (x) and (y) do not exceed the Maximum Number of Shares, the shares proposed to be included by Other Stockholders, if any, allocated pro rata among such Persons on the basis of the number of shares such Persons had requested to include in such registration; and

(iii) If the registration was originated by Other Stockholders, then there will be included in such registration: (x) first, all of the shares of Common Stock that such originating Other Stockholders, the Company and the Holders propose to register, which shares shall be allocated, if the aggregate number of shares proposed to be included by this clause (x) exceeds the Maximum Number of Shares, pro rata among such Persons on the basis of the number of shares such Persons had requested in include in such registration; and (y) if such number of shares described in the foregoing clause (x) does not exceed the Maximum Number of Shares, the shares proposed to be included by any Other Stockholders that are not included among such originating Other Stockholders, if any, allocated pro rata among such Persons on the basis of the number of shares such Persons had requested to include in such registration.

(c) Notwithstanding anything to the contrary contained herein, at any time prior to the effective time of a registration pursuant to this Section 5, (i) the Company may withdraw such registration without incurring any liability to any Holder and (ii) a Holder may withdraw the Registrable Shares that it had sought to have included therein without incurring any liability to the Company.

6. Registration on Form S-3. If at any time (i) one or more Holders request in a written notice that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of all or any portion of the Registrable Shares held by such requesting Holder(s), the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 (or any successor thereto) to register the offer and sale of such shares in accordance with the intended manner of disposition thereof, then the Company shall use its best efforts to promptly register under the Securities Act on a registration on Form S-3 (or any successor thereto), for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Shares specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 4 (including but not limited to (i) the requirement that the Company notify all other Holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering, (ii) the provisions regarding allocations in Section 4(d) and (iii) the last sentence of Section 4(a)) shall apply to such registration, provided, however, that the Company shall not be required to effect more than two registrations in any twelve-month period under this Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

7. Registration Procedures.

(a) If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to effect registration of the offer and sale of any Registrable Shares pursuant to a Registration Statement to be filed under the Securities Act, the Company will:

(i) at least three business days prior to the initial filing of the Registration Statement with the Commission, furnish to Special Counsel a copy of such Registration Statement as proposed to be filed, and the Company will in good faith consider incorporating into such Registration Statement any comments of Special Counsel received by the Company within three business days of furnishing such copy. If a Registration Statement is reviewed by the Commission: (A) the Company will as promptly as reasonably practicable provide Special Counsel with a copy of each comment letter issued in respect of such Registration Statement and a copy of the Company’s proposed responses thereto; (B) the Company shall further provide Special Counsel with a copy of any proposed amendment to be filed with the Commission no less than four business days prior to the Company’s proposed filing date; (C) the Company will in good faith consider incorporating into such amendment any comments of Special Counsel received by the Company within three business days of furnishing such copy; and (D) once the Registration Statement is cleared from review, the Company will as promptly inform Special Counsel of the effectiveness thereof. The Company will use its best efforts to cause a Registration Statement to become effective as promptly as practicable after the initial filing thereof with the Commission and use its best efforts to cause such Registration Statement to remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

(ii) after a Registration Statement is initially declared effective, prepare and file with the Commission such amendments and supplements to such Registration Statement and the related prospectus as may be necessary to keep such Registration Statement effective for the period of the distribution contemplated thereby and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period. The Company shall, at least three business days prior to the filing of a post-effective amendment to the Registration Statement or a prospectus (including a prospectus supplement, a Free Writing Prospectus and any documents to be incorporated by reference in the prospectus to the extent they expressly relate to an offering under the Registration Statement), furnish a copy of such proposed filing to Special Counsel and any underwriter (if such filing relates to an underwritten offering), and the Company will in good faith consider incorporating into such proposed filing any comments of Special Counsel received by the Company within two business days of furnishing such copy.

(iii) as promptly as reasonably practicable furnish to Special Counsel copies of any and all transmittal letters and other correspondence with the Commission and all correspondence from the Commission to the Company relating to the Registration Statement or any prospectus or any amendment or supplement thereto.

(iv) after a Registration Statement is declared effective, and in connection with any underwritten offering under the Registration Statement, furnish to the Holders whose Registrable Shares are included in such Registration Statement such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding documents incorporated by reference therein other than those that expressly relate to the offering), the prospectus included in such Registration Statement (including any prospectus supplements) and such other documents as any such Holders or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares included in the Registration Statement.

(v) use its best efforts (i) to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions in the United States (in the event an exemption is not available) as any Holder of Registrable Shares covered by a Registration Statement reasonably (in the light of such Holder’s intended plan of distribution) requests and (ii) to do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided that the Company will not be required to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(v), (x) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(vi) as promptly as reasonably practicable notify each other Holder of Registrable Shares covered by the Registration Statement, at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event of which the Company has knowledge requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Company will as promptly as reasonably practicable prepare and furnish to such Holders a supplement to or an amendment of such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(vii) enter into reasonable and customary agreements (including an underwriting or other agreement in form customary in the securities business for companies of the size and investment stature of the Company) and use best efforts to take such other actions as are reasonably required or requested by a Holder or underwriter in order to expedite or facilitate the disposition of any Registrable Shares pursuant to a Registration Statement.

(viii) upon execution of a customary confidentiality agreement (if such Holder is not already bound by a confidentiality obligation to the Company), make available for inspection by any Holder of Registrable Shares covered by a Registration Statement, any underwriter participating in an underwritten offering pursuant to the Registration Statement, Special Counsel, and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) and cause the Company’s and its significant subsidiaries’ officers, directors and employees to, and shall use commercially reasonable efforts to cause the Company’s independent accountants to, as promptly as reasonably practicable, supply all information reasonably requested by any Inspector in connection with such Registration Statement or underwritten offering, in each case, to the extent reasonably necessary to establish the applicable Person’s due diligence defense under U.S. securities laws; provided that in no event shall the Company be required to make available to the Holders any information which the Board of Directors in its good faith judgment believes is competitively sensitive. The Inspectors shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the Company’s conduct of business. In any event, Records which the Company determines, in good faith, to be confidential and which it notifies or otherwise identifies in writing to the Inspectors are confidential shall not be disclosed by the Inspectors unless (and only to the extent that) (i) the disclosure of such Records is necessary to permit a Holder to enforce its rights under this Agreement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company (unless and until such is made generally available to the public by the Company) or for any reason not related to the registration of Registrable Securities. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, cause give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(ix) otherwise use best efforts (i) to comply with all applicable rules and regulations of the Commission to the extent necessary to permit it to lawfully fulfill its obligations under this Agreement, and (ii) to make available to its security holders, as promptly as reasonably practicable, an earnings statement covering a period of 12 months, beginning upon the first disposition of Registrable Shares pursuant to a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(x) use its best efforts to cause all Registrable Shares to be listed on each securities exchange on which the Common Stock is then listed.

(b) For purposes of Section 7(a)(i) and 7(a)(ii), the period of distribution of Registrable Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby and 120 days after the effective date thereof (such 120-day period to be tolled during any period in which the prospectus included in a Registration Statement may not be used under the circumstances described in Section 7(a)(vi) or 17(c)).

(c) In connection with each Registration Statement filed hereunder covering Registrable Shares, the Holders of such shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

8. Expenses. The Company will pay all Registration Expenses incurred in connection with the performance of its obligations pursuant to Sections 4, 5 or 6. All Selling Expenses in connection with the offer and sale of Registrable Shares shall be borne by the selling Holders in proportion to the number of Registrable Shares sold by each, or in such other proportion as they may mutually agree among themselves.

9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder whose Registrable Shares are covered by a Registration Statement, its officers, directors and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, and expenses, or any action or proceeding in respect thereof (each, a “Liability” and collectively, “Liabilities”) (including reimbursement of such Holder for any legal or any other expenses reasonably incurred by it in investigating or defending such Liabilities) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any prospectus relating to such Registrable Shares (or in any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation of any securities law by the Company or any officer or employee of the Company, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein or except insofar as such Liabilities arise out of any violation of any securities law by such Holder resulting from any action or omission of such Holder in connection with such Registration Statement.

(b) Each Holder whose Registrable Shares are included in a Registration Statement agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, its officers, directors, agents, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Holder in Section 9(a) (including reimbursement of the Company for any legal or any other expenses reasonably incurred by it in investigating or defending such Liabilities), but only to the extent such Liabilities arise out of or are based upon information furnished in writing by such Holder expressly for use in the Registration Statement, prospectus or in any amendment or supplement thereto relating to such Holder’s Registrable Shares or to the extent such Liabilities arise out of any violation of any securities law by such Holder resulting from any action or omission of such Holder in connection with such Registration Statement; provided, however, that the liability of such Holder hereunder shall be limited to the proportion of any such Liabilities which is equal to the proportion that the public offering price of the Registrable Shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of its Registrable Shares covered by such Registration Statement.

(c) After receipt by any Person (an “Indemnified Party”) of any notice of the commencement of any action, suit, proceeding or investigation or threat thereof in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such Indemnified Party shall as promptly as reasonably practicable notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing. Following notice of commencement of any such action given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel reasonably satisfactory to such Indemnified Party. In any such proceeding so assumed by the Indemnifying Party, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. It is understood that the Indemnifying Party, in connection with any proceeding or related proceedings in the same jurisdiction, shall be liable only for the reasonable fees and expenses of one firm of attorneys (in addition to any necessary local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred upon submission of reasonably itemized invoices. In the case of any such separate firm for Holders who are entitled to indemnity pursuant to Section 9(a), such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Shares included in the Registration Statement at issue. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent set forth in this Section 9) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d) If the indemnification provided for hereunder shall for any reason be held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Liability referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities between the Company on the one hand and each Holder whose

Registrable Shares are covered by the Registration Statement in issue on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Holder in connection with any untrue statement of a material fact contained in the Registration Statement, any prospectus or any amendment or supplement thereto or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders (including each Permitted Transferee) agree that it would not be just and equitable if contribution pursuant to Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an Indemnified Party as a result of the Liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Holder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Holder from the sale of its Registrable Shares covered by the Registration Statement in issue. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Exchange Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10. Recapitalization, Exchanges, etc. The provisions of this Agreement shall (i) apply to the full extent set forth herein with respect to any and all securities into which any of the Registrable Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization involving the Company and (ii) be appropriately adjusted for any dividends of Common Stock in respect of the Common Stock, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

11. Rule 144 Reporting. In order to make available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Shares to the public without registration under the Securities Act, at all times after ninety (90) days after the effective date of any Registration Statement covering a public offering of securities of the Company under the Securities Act, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and Permitted Transferees.

13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed to such party at the address of such party set forth on the signature page hereto, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder) or to the Holders (in the case of the Company). In the case of any notice sent to Summit, a copy of such notice (which shall not be deemed notice) shall be sent to Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, Attention T.J. Murphy, Fax: (617) 248-4000, Email: tmurphy@choate.com.

14. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Massachusetts, without regard to its principles of conflicts of laws.

15. Amendments and Waivers. Any amendment, modification or supplement of or to, or any waiver of, any term or condition of this Agreement shall be effective only if in writing and signed by the Company and Holders owning a majority of the Registrable Shares then outstanding. Notwithstanding the foregoing, this Agreement may not be amended, modified or supplemented, and the observance of any term hereunder may not be waived, with respect to a Holder without the written consent of such Holder unless such amendment, modification, termination or waiver applies to all Holders in the same fashion and, in connection therewith, no Holder receives any consideration or other inducement that is not received by all Holders. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any Party may execute this Agreement by signing any such counterpart.

17. Termination; Suspension.

(a) The obligations of the Company to register Registrable Shares under Sections 4, 5 or 6 shall terminate on the earlier to occur of (i) no Registrable Shares being outstanding and (ii) the seventh anniversary of the initial public offering of the Company’s Common Stock.

(b) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, no Holder shall sell publicly any Registrable Shares or any other shares of Common Stock (other than Registrable Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred and eighty (180) days following the effective date of the registration statement relating to such offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision); provided, however, that all other Persons selling shares of Common Stock in such offering, all holders of at least 1% of the Company’s outstanding shares of Common Stock (assuming for such purpose the conversion of all outstanding equity securities into Common Stock) and all officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 17(b).

(c) Notwithstanding the provisions of Section 7(a), the Company’s obligation to file a Registration Statement, or cause such Registration Statement to become and remain effective, may be suspended, for the shortest period practicable and in any event for a period not to exceed ninety (90) days in any 24-month period (a “Blackout Period”), if the Company determines, in good faith, that to file such Registration Statement, or for it to remain effective, would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Common Stock or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company. If the Company declares a Blackout Period with respect to a Demand Registration Statement that has not yet been declared effective, then the Holder(s) that submitted the Demand Request in respect of such registration statement may request withdrawal of, and the Company shall withdraw, such Demand Registration Statement (i) without it counting towards one of the demand registrations referred to in the first sentence of Section 4(c) and (ii) without the Holders having any liability to the Company in respect of any expenses it incurred in connection with the preparation and filing of such withdrawn Demand Registration Statement.

18. Future Registration Rights. After the date hereof and for so long as this Agreement remains in effect, without the prior written consent of the holders of a majority of the Registrable Shares, the Company shall not grant to any Person the right to (a) require the Company to initiate the registration of any securities, or (b) require the Company to include in any registration securities owned by such Person, unless under the terms of such arrangement such Person may include securities in such registration only to the extent that the inclusion thereof does not limit the number of Registrable Shares included therein or adversely affect the offering price thereof (as determined by the managing underwriter(s) for such offering).

19. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

20. Further Assurances. From and after the date of this Agreement, upon the request of any other Party, each Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

21. Specific Enforcement. Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled under this Agreement, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

22. Transfer of Registration Rights. Each Holder shall have the right to transfer, by written agreement, any or all of its rights granted under this Agreement to any direct or indirect transferee of such Holder’s Registrable Shares (each Person to whom such Registrable Shares shall have been so transferred hereunder, a “Permitted Transferee”); provided, (i) such transferee is an Affiliate of the Investor or (ii) such transferee is transferred at least 100,000 Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement), and in either such case, (x) such transferee agrees, in writing in form and substance reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement; and (y) such transfer of Registrable Shares shall be effected in accordance with applicable securities laws, this Agreement and any other agreements relating to the Registrable Shares between the Company and such Holder. A Permitted Transferee shall have all of the rights of a Holder hereunder as to any Registrable Shares owned by it. Following any transfer or assignment made pursuant to this Section 22 in connection with the transfer by a Holder of a portion of its Registrable Shares, such Holder shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Shares.

23. Termination of SeaChange Registration Rights Agreement and LGIV Registration Rights Agreement. Each of the SeaChange Registration Rights Agreement and the LGIV Registration Rights Agreement is hereby terminated in its entirety. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, including the SeaChange Registration Rights Agreement and the LGIV Registration Rights Agreement.

24. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

25. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. Aggregation. All Registrable Shares held or acquired by Affiliates of a particular Investor shall be aggregated together for the purpose of determining the availability of any rights of such Investor under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CASA SYSTEMS, INC.

By:	/s/ Jerry Guo
Name:	Jerry Guo
Title:	President

Address:	[ ]

LGI VENTURES BV Represented by Chellomedia B.V., sole director of LGI Ventures B.V., in its turn duly represented by Liberty Global Europe Management B.V., in its turn duly represented by:

/s/ A.M. Tuijten		/s/ W.E. Musselman
Name:	A.M. Tuijten	Name:	W.E. Musselman
Title:	Director	Title:	Director

Address:	[ ]

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger
Name:	William C. Styslinger
Title:	CEO

Address:	[ ]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.		SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P. Its General Partner	By:	Summit Partners PE VII, L.P. Its General Partner
By:	Summit Partners PE VII, LLC Its General Partner	By:	Summit Partners PE VII, LLC Its General Partner

By:	/s/ Bruce R. Evans	By:	/s/ Bruce R. Evans
	Bruce R. Evans, Member		Bruce R. Evans, Member

Address:	222 Berkeley Street, 18th Floor Boston, MA 02116	Address:	222 Berkeley Street, 18th Floor Boston, MA 02116

SUMMIT INVESTORS I, LLC		SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC Its Manager	By:	Summit Investors Management, LLC Its General Partner
By:	Summit Partners L.P. Its Manager	By:	Summit Partners L.P. Its Manager
By:	Summit Master Company, LLC Its General Partner	By:	Summit Master Company, LLC Its General Partner

By:	/s/ Bruce R. Evans	By:	/s/ Bruce R. Evans
	Bruce R. Evans, Member		Bruce R. Evans, Member

Address:	222 Berkeley Street, 18th Floor Boston, MA 02116	Address:	222 Berkeley Street, 18th Floor Boston, MA 02116